May 12, 2005


Mr. Stephen P. Rolf
Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA 19154

Re:  Employment Agreement dated November 24, 1999

Dear Steve:

      Confirming the actions of the Compensation Committee of the Board of Directors of Marlton Technologies, Inc. ("Company"):

      Effective August 1, 2004, your annual base salary was increased to $140,000.

      For 2004, you were awarded a discretionary bonus of $12,000.

      The provisions of your Employment Agreement relating to the above subject matter are superseded by this amendment; otherwise the Employment Agreement shall remain in full force and effect in accordance with its terms and shall constitute the legal, valid and binding agreement of the Company.


                                       ---------------------------------
                                       Richard Vague
                                       Chairman of Compensation Committee

Agreed this _____ day of May, 2005.


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         Stephen P. Rolf